Independence Community Bank Corp.
PRESS RELEASE

195 Montague Street • Brooklyn, New York 11201

INDEPENDENCE COMMUNITY BANK CORP.
REPORTS FOURTH QUARTER AND ANNUAL EARNINGS FOR 2005

BROOKLYN, N.Y.- January 23, 2006 – Independence Community Bank Corp. (Nasdaq – ICBC) reported today that net income for the three months ended December 31, 2005 was $45.2 million and diluted earnings per share were $0.56, a decline of 14% and 11%, respectively, compared to the same period in 2004. During the fourth quarter of 2005, the Company incurred $4.3 million of merger-related fees associated with the pending acquisition of the Company by Sovereign Bancorp, Inc. Excluding such charges net income would have been $48.0 million and diluted earnings per share $0.60, a decline of 8% and 5%, respectively, compared to the fourth quarter of 2004.

For the year ended December 31, 2005, net income increased slightly to $213.5 million as compared to the same period in 2004 although diluted earnings per share decreased by 8% to $2.62 as compared to the same period in 2004. The Company’s results of operations for the 2004 periods reflect the inclusion of the operations of Staten Island Bancorp, Inc. (“SIB”), which merged with the Company on April 12, 2004 and the related issuance of 28.2 million shares of the Company’s common stock in connection with the merger.

On a linked quarter basis, net income declined $9.1 million to $45.2 million and diluted earnings per share declined $0.11 to $0.56 during the fourth quarter of 2005 compared to the third quarter of 2005. Excluding the $4.3 million of merger-related fees discussed above, net income declined $6.3 million, or 12%, during the fourth quarter of 2005 compared to the third quarter of 2005 and diluted earnings per share decreased from $0.67 for the third quarter to $0.60 for the fourth quarter.

Highlights

♦ Net interest margin was 2.82% for the quarter ended December 31, 2005, a decline of 30 basis points, as compared to 3.12% for the quarter ended September 30, 2005. Twenty-six of the 30 basis point decline in net interest margin during the fourth quarter was related to the completion of the purchase accounting amortization at the beginning of the fourth quarter related to the SIB borrowing portfolio. The remaining 4 basis point decline was due to operations as the cost of funds continued to outpace the upward repricing of interest-earning assets due to the more rapid repricing of interest-bearing liabilities.

♦ The Company originated loans totaling $1.03 billion, excluding mortgage warehouse lines of credit, during the quarter ended December 31, 2005, of which $733.3 million were retained for portfolio with the remainder originated for sale in the secondary market.

♦ In this interest rate environment, the Company continues to focus on the quality and mix of its balance sheet and has shown modest growth, on average, in the fourth quarter. However, at the end of the year, the Company experienced a temporary build-up in liquidity which was used to repay borrowings in the beginning of 2006.

♦ Core deposits increased by $196.0 million to $7.23 billion at December 31, 2005 compared to December 31, 2004 through the combination of seven de novo branch openings, new business development and the introduction of the Independence RewardsPlus Checking™ product during 2005.

♦ As part of its long-term asset/liability management strategy, the Company selectively chose to utilize certain certificate of deposit promotions as a source of lower cost funding for its asset generation, reducing dependence on wholesale borrowings. Borrowings as a percentage of assets declined to 29.4% at December 31, 2005 compared to 33.3% at December 31, 2004.

♦ Non-interest income decreased by $0.7 million in the fourth quarter compared to the third quarter of 2005 primarily as a result of decreased income from mortgage-banking activities, lower revenue related to sales of securities and reduced banking service fees which were partially offset by an increase in income from the Company’s minority equity investment in a mortgage brokerage company.

♦ The $1.6 million increase in non-interest expense from the prior quarter in 2005 was primarily due to approximately $4.3 million in merger-related costs associated with the pending acquisition of the Company which was partially offset by reductions in data processing fees and advertising expenses as the Company continued to focus on expense control.

♦ Asset quality continues to improve; the Company recorded a $0.2 million net charge-off for the quarter ended December 31, 2005 and a $0.1 million net recovery for the year ended December 31, 2005.

♦ Non-performing assets as a percentage of total assets were 0.20% at December 31, 2005 compared to 0.29% at December 31, 2004. The allowance for loan losses as a percentage of total loans was 0.82% at December 31, 2005 compared to 0.90% at December 31, 2004. The allowance for loan losses as a percentage of non-performing loans was 273.25% at December 31, 2005 compared to 205.84% at December 31, 2004. No provision for loan losses was required for the fourth quarter of 2005.

♦ In light of the pending merger transaction with Sovereign Bancorp, Inc. the Company has suspended its stock repurchase program. Prior to that suspension, the Company repurchased 4.3 million shares of common stock at an aggregate cost of $154.4 million during the year ended December 31, 2005.

Sovereign Bancorp, Inc. Acquisition of Independence

♦ On October 24, 2005, the Company, Sovereign and Iceland Acquisition Corp. entered into the Merger Agreement.

♦ Upon effectiveness of the merger, each outstanding share of common stock of the Company other than shares owned by the Company (other than in a fiduciary capacity), Sovereign or their subsidiaries and other than dissenting shares will be converted into the right to receive $42 per share in cash.

♦ The transaction is subject to various customary conditions, including stockholder approval and receipt of certain regulatory approvals. The Company will hold a special meeting of stockholders on January 25, 2006 to consider approval of the merger.

♦	The merger is currently expected to close during the second quarter of 2006.

Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 125 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties and New Jersey. At its banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions, Commercial Real Estate Lending, Consumer Banking and Business Banking, and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s Internet address is www.myindependence.com.

—

Note: This news release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains, losses or expenses that are unusual in nature or non-recurring. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of the Company and Sovereign may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the growth opportunities and cost savings from the merger of the Company and Sovereign may not be fully realized or may take longer to realize than expected; (3) operating costs and business disruption following the completion of the merger, including adverse effects on relationships with employees, may be greater than expected; (4) stockholder and governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) diversion of management time on merger-related issues; (6) litigation or other adversarial proceedings relating to the merger or to Banco Santander’s proposed investment in Sovereign; (7) competitive factors which could affect net interest income and non-interest income and/or general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; and (8) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. The Company does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

These materials may be deemed to be solicitation material in respect of the proposed merger transaction involving Independence Community Bank Corp., Sovereign and Iceland Acquisition Corp. In connection with the proposed transaction, Independence Community Bank Corp. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF INDEPENDENCE COMMUNITY BANK CORP. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement was fist mailed to Independence’s stockholders on or about December 21, 2005. Stockholders can obtain free copies of the proxy statement and other documents by contacting Investor Relations at www.myindependence.com or by mail at Independence Community Bank Corp. Investor Relations, 195 Montague St., Brooklyn, NY 11201, or by telephone: 718-722-5400. In addition, investors and stockholders may obtain these documents free of charge at the SEC’s web site at www.sec.gov. Independence Community Bank Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Independence Community Bank Corp. in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the proxy statement of Independence Community Bank Corp. described above which was filed with the SEC on December 20, 2005. Information regarding Independence Community Bank Corp.’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Independence Community Bank Corp. as described above.

# # #
TABLES TO FOLLOW

INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Financial Condition
(Dollars in thousands)

	December 31,	September 30,	December 31,
	2005	2005	2004
	(Unaudited)	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$1,079,182	$456,071	$360,877

Securities available-for-sale:
Investment securities	418,911	390,250	454,305
Mortgage-related securities	3,155,589	3,161,043	3,479,482

Total securities available-for-sale	3,574,500	3,551,293	3,933,787

Loans available-for-sale	22,072	105,429	96,671

Mortgage loans	10,352,297	10,278,333	9,315,090
Other loans	1,948,073	2,053,556	1,933,502

Total loans	12,300,370	12,331,889	11,248,592
Less: allowance for possible loan losses	(101,467)	(101,671)	(101,435)

Total loans, net	12,198,903	12,230,218	11,147,157

Premises, furniture and equipment, net	165,639	163,297	162,687
Accrued interest receivable	72,518	71,638	64,437
Goodwill	1,185,566	1,191,718	1,155,572
Intangible assets, net	67,676	70,438	79,056
Bank owned life insurance (“BOLI”)	336,566	332,465	321,040
Other assets	380,498	328,210	432,195

Total assets	$19,083,120	$18,500,777	$17,753,479

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits	$10,945,283	$10,503,254	$9,305,064
Borrowings	4,956,729	4,756,893	5,511,972
Subordinated notes	397,260	397,017	396,332
Senior notes	247,986	248,098	—
Escrow and other deposits	116,529	179,930	104,304
Accrued expenses and other liabilities	133,553	160,544	131,764

Total liabilities	16,797,340	16,245,736	15,449,436

Stockholders’ equity:
Common stock ($.01 par value,
250,000,000 shares authorized at December 31, 2005, September 30, 2005 and December 31, 2004, 104,243,820 shares issued at December 31 2005, September 30, 2005 and December 31, 2004; 82,332,449, 81,859,731 and 84,928,719 shares outstanding at December 31, 2005, September 30, 2005 and December 31, 2004, respectively)	1,042	1,042	1,042
Additional paid-in-capital	1,911,370	1,907,063	1,900,252
Treasury stock at cost; 21,911,371, 22,384,089 and 19,315,101 shares at December 31, 2005, September 30, 2005 and December 31, 2004, respectively
	(463,789)	(473,707)	(341,226)
Unallocated common stock held by ESOP	(59,323)	(60,559)	(64,267)
Unvested restricted stock awards under stock benefit plans	(9,104)	(10,614)	(9,701)
Retained earnings, partially restricted	949,721	925,642	821,702

Accumulated other comprehensive loss:
Net unrealized loss on securities
available-for-sale, net of tax	(44,137)	(33,826)	(3,759)

Total stockholders’ equity	2,285,780	2,255,041	2,304,043

Total liabilities and stockholders’ equity	$19,083,120	$18,500,777	$17,753,479

INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

For the Three Months Ended				For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004(1)
Interest income:
Mortgage loans	$141,391	$136,486	$122,150	$531,272	$426,942
Other loans	32,834	33,542	26,739	122,960	95,170
Loans available-for-sale	882	1,266	1,793	4,853	6,906
Investment securities	4,853	4,708	6,532	18,456	22,578
Mortgage-related securities	35,912	34,871	36,992	148,271	132,809
Other	3,894	2,892	1,641	11,767	5,003

Total interest income	219,766	213,765	195,847	837,579	689,408

Interest expense:
Deposits	54,155	44,736	22,549	162,868	71,848
Borrowings	44,642	39,288	37,816	156,780	128,788
Subordinated notes	3,911	3,903	3,731	15,621	13,279
Senior notes	3,164	281	—	3,445	—

Total interest expense	105,872	88,208	64,096	338,714	213,915

Net interest income	113,894	125,557	131,751	498,865	475,493
Provision for loan losses	—	—	—	—	2,000

Net interest income after
provision for loan losses	113,894	125,557	131,751	498,865	473,493
Non-interest income:
Net gain (loss) on securities	119	1,428	(10,347)	6,637	(8,816)
Net (loss) gain on loans	(18)	128	105	154	281
Mortgage-banking activities	4,847	6,597	5,560	20,106	29,613
Service fees	16,743	17,253	15,873	66,004	66,619
BOLI	4,105	3,959	4,402	15,856	14,616
Other	6,527	3,680	7,061	16,123	19,196

Total non-interest income	32,323	33,045	22,654	124,880	121,509

Non-interest expense:
Compensation and employee benefits	38,858	38,096	36,611	149,122	134,924
Occupancy costs	13,988	13,126	12,858	52,287	43,679
Data processing fees	2,249	3,929	4,855	14,037	16,236
Advertising	1,368	2,389	2,464	8,170	9,140
Other	17,949	15,254	14,967	62,837	58,828

Total general and administrative
expenses	74,412	72,794	71,755	286,453	262,807
Amortization of identifiable
intangible assets	2,763	2,816	2,983	11,380	8,268

Total non-interest expense	77,175	75,610	74,738	297,833	271,075

Income before provision for
income taxes	69,042	82,992	79,667	325,912	323,927
Provision for income taxes	23,820	28,632	27,300	112,440	111,755

Net income	$45,222	$54,360	$52,367	$213,472	$212,172

Basic earnings per share	$0.58	$0.69	$0.65	$2.70	$2.96

Diluted earnings per share	$0.56	$0.67	$0.63	$2.62	$2.84

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	At or For the Three Months Ended			At or For the Year	Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004(1)
Performance Ratios:
Return on average assets (2)	0.99%	1.19%	1.18%	1.18%	1.37%
Return on average equity (2)	7.99%	9.49%	9.24%	9.31%	11.31%
Return on average tangible assets (2)	1.06%	1.28%	1.27%	1.27%	1.46%
Return on average tangible equity (2)	18.04%	21.16%	20.11%	20.63%	21.79%
Non-interest expense to average assets	1.68%	1.66%	1.68%	1.65%	1.75%
Efficiency ratio (3)	50.93%	46.35%	43.58%	46.43%	43.40%
Average Balances:
Average shares outstanding – basic	77,833,303	78,727,182	80,513,692	79,162,634	71,559,988
Average shares outstanding – diluted	80,068,543	80,812,827	83,410,532	81,550,364	74,617,220

	December 31,	September 30,	December 31,
	2005	2005	2004
Capital and Other Ratios:
Book value per share	$27.76	$27.55	$27.13
Tangible book value per share	$12.54	$12.13	$12.59
Average equity to average assets	12.35%	12.57%	12.77%
Tangible equity to tangible assets	5.79%	5.76%	6.47%
Leverage ratio (Bank only)	6.98%	6.68%	5.51%
Tier 1 risk-based (Bank only)	8.82%	8.44%	7.36%
Total risk-based capital (Bank only)	12.59%	12.22%	11.47%
Deposits:

Core deposits:
Savings	$2,143,172	$2,280,861	$2,630,416
Money market	871,916	986,166	1,701,287
Interest-bearing demand	2,622,115	2,365,618	1,214,190
Non-interest-bearing demand	1,592,486	1,561,529	1,487,756

Total core deposits	7,229,689	7,194,174	7,033,649
Certificates of deposit	3,715,594	3,309,080	2,271,415

Total deposits	$10,945,283	$10,503,254	$9,305,064

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2005	2005	2004
Loan Portfolio Composition:

Mortgage loans on real estate:
Single-family residential and
cooperative apartment loans	$1,932,516	$2,131,544	$2,490,062
Multi-family residential	4,743,308	4,634,533	3,800,649
Commercial real estate	3,687,226	3,522,846	3,034,254

Total principal balance – mortgage loans	10,363,050	10,288,923	9,324,965
Less net deferred fees	10,753	10,590	9,875

Total mortgage loans on real estate	10,352,297	10,278,333	9,315,090

Commercial business loans, net of deferred fees	977,022	914,479	809,392

Other loans:
Mortgage warehouse lines of credit	453,541	624,081	659,942
Home equity loans and lines of credit	481,597	477,725	416,351
Consumer and other loans	35,913	37,271	47,817

Total principal balance – other loans	971,051	1,139,077	1,124,110
Less net deferred fees	—	—	—

Total principal balance — other loans	971,051	1,139,077	1,124,110

Total loans receivable	12,300,370	12,331,889	11,248,592

Less allowance for loan losses	101,467	101,671	101,435

Loans receivable, net	$12,198,903	$12,230,218	$11,147,157

Loans Available-for-Sale Composition:
Single-family residential	$4,172	$4,723	$74,121
Multi-family residential	17,900	100,706	22,550

Total loans available-for-sale	$22,072	$105,429	$96,671

	December 31,	September 30,	December 31,
	2005	2005	2004
Asset Quality:

Non-performing loans:
Non-accrual loans	$28,325	$33,821	$43,644

Loans past due 90 days or more as to:
Interest and accruing	86	18	117
Principal and accruing (4)	8,722	7,808	5,517

Total non-performing loans	37,133	41,647	49,278
Other real estate owned	1,279	1,591	2,512

Total non-performing assets	$38,412	$43,238	$51,790

Non-performing assets to total assets	0.20%	0.23%	0.29%
Allowance for loan losses to non-performing loans	273.25%	244.13%	205.84%
Allowance for loan losses to total loans	0.82%	0.82%	0.90%
Net charge offs to average loans – quarter ended	0.002%	0.004%	0.031%
Net charge offs to average loans – year-to-date	N/A	N/A	0.043%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Three Months Ended
	December 31, 2005		September 30, 2005		December 31, 2004
Net Interest Margin:	Average Balance	Rate (2)	Average Balance	Rate (2)	Average Balance	Rate (2)

Interest-earning assets:

Loans receivable:
Mortgage loans	$10,357,966	5.49%	$10,153,025	5.43%	$9,396,521	5.28%
Commercial business loans	921,401	6.87	854,375	6.87	815,403	6.13
Mortgage warehouse lines of credit	506,516	6.99	696,917	6.40	638,123	4.87
Consumer and other loans	517,400	6.00	508,322	5.74	458,899	5.41

Total loans	12,303,283	5.68	12,212,639	5.60	11,308,946	5.32
Mortgage-related securities	3,203,610	4.48	3,220,819	4.33	3,389,042	4.37
Investment securities	407,450	4.76	402,649	4.68	572,367	4.56
Other interest-earning assets	312,641	4.94	287,118	4.00	323,793	2.02

Total interest-earning assets	16,226,984	5.41	16,123,225	5.29	15,594,148	5.02

Non-interest-earning assets	2,105,866		2,110,158		2,153,659

Total assets	$18,332,850		$18,233,383		$17,747,807

Interest-bearing liabilities:

Deposits:
Savings deposits	2,206,680	0.34	2,327,875	0.34	2,655,796	0.37
Interest-bearing demand and money market deposits	3,671,673	2.40	3,465,224	2.09	3,137,328	1.35
Certificates of deposit	3,447,168	3.46	3,030,820	3.21	2,257,677	1.66

Total interest-bearing deposits	9,325,521	2.30	8,823,919	2.01	8,050,801	1.11
Non-interest-bearing demand deposits	1,558,225	—	1,537,621	—	1,509,413	--

Total deposits	10,883,746	1.97	10,361,540	1.71	9,560,214	0.94
Senior notes	248,047	5.10	21,573	5.21	--	--
Subordinated notes	397,139	3.91	396,912	3.90	396,239	3.75
Borrowings	4,403,026	4.02	5,038,947	3.09	5,373,759	2.80

Total interest-bearing liabilities	15,931,958	2.64	15,818,972	2.21	15,330,212	1.66

Non-interest-bearing liabilities	137,308		123,301		151,482

Total liabilities	16,069,266		15,942,273		15,481,694
Total stockholders’ equity	2,263,584		2,291,110		2,266,113

Total liabilities and stockholders’ equity	$18,332,850		$18,233,383		$17,747,807

Net interest-earning assets	$295,026		$304,253		$263,936

Interest rate spread (2)		2.77%		3.08%		3.36%

Net interest margin (2)		2.82%		3.12%		3.38%

Average interest-earning assets to average interest-bearing liabilities		101.85%		101.92%		101.72%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Year Ended
	December 31, 2005		December 31, 2004
Net Interest Margin:	Average Balance	Rate	Average Balance	Rate

Interest-earning assets:

Loans receivable:
Mortgage loans	$9,942,883	5.39%	$8,007,134	5.42%
Commercial business loans	855,474	6.81	768,246	6.10
Mortgage warehouse lines of credit	573,767	6.22	583,696	4.47
Consumer and other loans	496,498	5.75	407,147	5.34

Total loans	11,868,622	5.55	9,766,223	5.41
Mortgage-related securities	3,368,272	4.40	3,124,201	4.25
Investment securities	400,906	4.60	537,362	4.20
Other interest-earning assets	290,293	4.05	294,974	1.70

Total interest-earning assets	15,928,093	5.26	13,722,760	5.02

Non-interest-earning assets	2,131,721		1,753,873

Total assets	$18,059,814		$15,476,633

Interest-bearing liabilities:

Deposits:
Savings deposits	2,394,722	0.35	2,423,565	0.35
Interest-bearing demand and money market deposits	3,462,910	1.98	2,654,703	1.19
Certificates of deposit	2,930,696	2.94	2,005,120	1.58

Total interest-bearing deposits	8,788,328	1.85	7,083,388	1.01
Non-interest-bearing demand deposits	1,500,135	—	1,281,445	—

Total deposits	10,288,463	1.58	8,364,833	0.86
Senior notes	67,959	5.07	—	—
Subordinated notes	396,797	3.94	341,230	3.89
Borrowings	4,858,563	3.23	4,725,871	2.73

Total interest-bearing liabilities	15,611,782	2.17	13,431,934	1.59

Non-interest-bearing liabilities	156,105		169,204

Total liabilities	15,767,887		13,601,138
Total stockholders’ equity	2,291,927		1,875,495

Total liabilities and stockholders’ equity	$18,059,814		$15,476,633

Net interest-earning assets	$316,311		$290,826

Interest rate spread		3.09%		3.43%

Net interest margin		3.13%		3.46%

Average interest-earning assets to average interest-bearing liabilities		102.03%		102.17%

(1)	The merger with Staten Island Bancorp, Inc. (“SIB”) was completed on April 12, 2004. As a result, SIB’s assets and liabilities and results of operations were included in the Consolidated Statement of Financial Condition and Consolidated Statement of Income effective as of such date.

(2)	Presented on an annualized basis.

(3)	Reflects in each period presented adjusted operating expense (net of amortization of identifiable intangible assets) as a percentage of the aggregate of net interest income and adjusted non-interest income (excluding gains and losses on loans and securities). Amortization of identifiable intangible assets is excluded from the calculation since it is a non-cash expense. Gains and losses on loans and securities are also excluded since they are generally considered by the Company’s management to be non-recurring in nature. The operating efficiency ratio is not a financial measurement required by generally accepted accounting principles in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

(4)	Reflects loans that are 90 days or more past maturity which continue to make payments on a basis consistent with the original repayment schedule.

Contact: Kathleen A. Hanrahan, First Vice President, Investor Relations	Frank W. Baier, Executive Vice President, Chief Financial Officer

(718) 722-5400	(718) 923-3506